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                                                                       EXHIBIT 5

                               December 23, 1996





INTELLICORP, INC.
1975 El Camino Real West
Mountain View, California  94040-2216

                       Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to IntelliCorp, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") on December 23, 1996 (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 3,972,318 shares of its Common Stock, $.001 par value (the "Shares"), all of which are to be sold by certain of the Company's stockholders. Of the Shares to be registered, 1,431,290 shares are issuable upon the conversion of outstanding Preferred Stock and as dividends on such Preferred Stock (the "Preferred Shares"), 1,328,720 shares are issuable upon conversion of convertible notes (the "Notes") and as interest on such Notes (the "Note Shares"), 720,000 shares are issuable upon exercise of warrants (the "Warrants") to purchase shares of the Company's Common Stock (the Warrant Shares"), and 492,308 shares are to be issued in a privately placed equity financing (the "Private Placement Shares").

                                       I.

         In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. In rendering our opinion, we have examined the following records, documents, instruments and certificates:

                 (a) The Restated Certificate of Incorporation, as amended, of the Company certified by the Secretary of State of the State of Delaware as of December 20, 1996, and certified to us by an officer of the
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INTELLICORP, INC.
December 23, 1996
                                                                          Page 2


                          Company as being complete and in full force and effect as of the date of this opinion;

                 (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

                 (c) The Seven Year Senior Convertible Note Purchase Agreement dated April 19, 1996;

                 (d)      The Certificates representing shares of Preferred
                          Stock;

                 (e)      The Warrants;

                 (f) A Letter Agreement (the "Letter Agreement") regarding the Private Placement Shares dated December 23, 1996;

                 (g) A Certificate of an Officer of the Company: (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors of the Company and any committees of the Board of Directors relating to the Shares; and (ii) certifying as to certain factual matters;

                 (h)      The Registration Statement; and

                 (i) A written statement from ChaseMellon Shareholder Services, the Company's transfer agent, as to the number of shares of the Company's Common Stock that were outstanding on December 19, 1996.

         This opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware and the laws of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative decision.

                                      II.

         Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that: (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold; (ii) the full amount of consideration stated in the Letter
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INTELLICORP, INC.
December 23, 1996
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Agreement pursuant to which the Private Placement Shares are issued is paid for each Private Placement Share and that such consideration in respect of each Private Placement Share includes payment of cash or other lawful consideration at least equal to the par value thereof;(iii) the full consideration stated in the Warrant pursuant to which the Warrant Shares are to be issued is paid for each Warrant Share and that such consideration in respect of each Warrant Share includes payment of cash or other lawful consideration at least equal to the par value thereof; (iv) appropriate certificates evidencing the Shares are executed and delivered by the Company; and (v) all applicable securities laws are complied with, it is our opinion that the Shares, when issued, will be legally issued, fully paid and nonassessable.

                                      III.

         This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                 Very truly yours,


                                                 HELLER EHRMAN WHITE & MCAULIFFE